EXHIBIT 99.1

KemPharm Strengthens ADHD Prodrug Pipeline with Development of KP484, A New, Super-Extended Release ADHD Methylphenidate Product Candidate

KP415 End-of-Phase 1 Meeting with FDA Affirms KemPharm's Development Plan and Potential NDA Submission as early as late 2018

Conference Call and Live Audio Webcast with Slide Presentation Scheduled for Today at 4:30 p.m. ET

Coralville, IA – June 28, 2017 – KemPharm, Inc. (NASDAQ: KMPH), a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced two significant advances involving its prodrug development pipeline for the treatment of attention deficit hyperactivity disorder (ADHD). These advances include the development of a new prodrug product candidate of d-threo-methylphenidate (d-MPH), KP484, for ADHD indications that may benefit from a super-extended duration of treatment and the successful completion of an End-of-Phase 1 (EOP1) meeting with the U.S. Food and Drug Administration (FDA) for KP415.

KP484 – Prodrug of d-MPH for Super-Extended Duration Treatment of ADHD

KP484 is KemPharm's newly developed prodrug product candidate for a super-extended release (SER) d-MPH being designed for the treatment of ADHD in patients that respond best when a long duration of therapy beyond both KP415 and all current methylphenidate treatments is required. The new therapeutic application was developed during a data analysis of the KP415 Phase 1 study, in which KemPharm observed that the prodrug molecule demonstrated an ability to produce a longer duration release of d-MPH relative to comparator products available on the market today. As a result, KemPharm is now planning to initiate development of KP484 and anticipates filing an Investigational New Drug (IND) application for KP484 as early as the third quarter of 2017. KemPharm expects to leverage data from certain clinical and nonclinical trials of KP415 to expedite the development of KP484. KemPharm believes that this may enable it to realize key cost and R&D efficiencies and target a New Drug Application (NDA) submission as soon as 2019.

KP415 – Prodrug of d-MPH for Treatment of ADHD with Early On-set and Better Total Duration

KP415 is KemPharm's extended release (ER) d-MPH prodrug product candidate designed for the treatment of ADHD with patients that could benefit from both earlier onset as well as better total duration of effect. As previously indicated, KemPharm held an EOP1 meeting with the FDA to discuss the data from the Phase 1 proof-of-concept clinical trial of KP415 (KP415.101), additional nonclinical and manufacturing data sets, and the proposed clinical and nonclinical programs required for eventual submission of an NDA for KP415. Additionally, KemPharm and the FDA discussed the proposed commercial formulation of KP415, which KemPharm plans to develop with a layer of methylphenidate to potentially support a superior early onset profile. Based on the feedback from the FDA, KemPharm believes that its ongoing and anticipated research of KP415, including the pivotal efficacy trial, which KemPharm plans to initiate in the second half of 2017, remains on schedule and in alignment with an NDA submission as soon as late 2018. KemPharm also anticipates that it will initiate a human abuse liability (HAL) program of KP415 beginning in the second half of 2017 to assess the potential for the prodrug to deter intranasal, intravenous and oral abuse. KemPharm expects data from the HAL program and the ongoing pharmacokinetic (PK) studies will be available in the second half of 2017 and early 2018. KemPharm plans to utilize the data from both studies in the development KP484, as well.

"We now believe KemPharm's ADHD prodrug portfolio is the company's most valuable asset. In our view, the advances that we have made with KP415 and our newly developed product candidate for a super extended treatment, KP484, further support this belief," stated Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm. "We continue to view KP415 as our highest value product candidate, and we are excited to now take this prodrug to the next phase of its development. Since our quarterly update in May, we have initiated several pharmacokinetic studies of KP415 with data from these studies expected during the second half of 2017 and in early 2018. Now, following the End-of-Phase 1 meeting with the FDA, we are prepared to develop the commercial formulation of KP415 and initiate the pivotal efficacy study and human abuse liability program for KP415 in the second half of 2017; all pointing towards an NDA submission for KP415 as soon as late 2018."

"The success of our KP415 program is now heightened by the development of a new product we are designating as KP484, which we are planning to develop for patients that require a product that provides a much longer duration of treatment for their ADHD," Dr. Mickle continued. "In contrast to Shire's recently approved amphetamine-based MYDAYIS™ for extended duration of treatment for ADHD, initial clinical data on KP484 suggest our new methylphenidate product could offer substantially longer duration when compare to other methylphenidate ADHD drugs which is clearly an unmet need in treatment with methylphenidate. Given this, we have now activated the development program for KP484 with our first milestone being an IND filing in the third quarter."

"We believe physicians need products, such as KP415 and KP484, which are designed to provide solutions for their patients' individual needs, recognizing that many may respond differently to different treatments. Thus, it is important for patients to have multiple treatment options," Dr. Mickle concluded. "For example, some patients need milder therapies such as a methylphenidate-based option that may be just as effective and have fewer side effects when compared to amphetamine-based products."

Conference Call Information:

The company will host a conference call and live audio webcast with slide presentation today, June 28, 2017, at 4:30 p.m. ET. Interested participants and investors may access the conference call by dialing either:

●	(866) 395-2480 (U.S.)
●	(678) 509-7538 (international)
●	Conference ID: 45888929

The live webcast with accompanying slides will be accessible via the Investor Relations section of the KemPharm website http://investors.kempharm.com/. An archive of the webcast and presentation will remain available following the call.

About KemPharm

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its LAT™ (Ligand Activated Therapy) platform technology.  KemPharm utilizes its LAT™ platform technology to generate improved prodrug versions of FDA-approved drugs in the high need areas of pain, ADHD and other central nervous system disorders. KemPharm's co-lead clinical development candidates are KP415, an extended-release prodrug of methylphenidate for the treatment of ADHD, and KP201/IR, an acetaminophen-free formulation of the company's immediate release abuse deterrent hydrocodone product candidate, KP201.  For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features and characteristics of KP415 and KP484, and the anticipated timelines for any IND or NDA submission or the availability of clinical trial results. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; obligations to third parties regarding the potential commercialization or sale of KP415 or KP484; and the FDA approval process, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm's business are described in additional detail in KemPharm's Quarterly Report on Form 10-Q for the period ended March 31, 2017, and KemPharm's other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contacts:	Media Contact:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com	Daniel L. Cohen Executive VP, Government and Public Relations KemPharm, Inc. 202-329-1825 dcohen@kempharm.com